VALUE ESCROW AGREEMENT

THIS AGREEMENT is made as of the 19th day of March, 2004

BETWEEN:

ACCELRATE POWER SYSTEMS INC., Suite 1370, 1140 West Pender Street, Vancouver, British Columbia, V6E 4G1

(the “Escrow Agent”);

AND:

VLADIMIR PETROVIC, 5928 Rumble Street, Burnaby, British Columbia, V5J 2C5

("Petrovic")

(collectively, the “Parties”)

This Agreement is being entered into by the Parties in connection with the issuance of shares in the capital of Accelrate Power Systems Inc. (the "Issuer") in payment of the purchase price for the acquisition of technology from Petrovic in accordance with the terms of a purchase agreement (the "Purchase Agreement") of even date herewith between the Escrow Agent and Petrovic, under TSX Venture Exchange (the "Exchange") Policy 5.3 – Acqusitions and Dispositions of Non-Cash Assets, in substantially the form of escrow agreement prescribed for transactions governed by Exchange Policy 5.4 - Escrow, Vendor Consideration and Resale Restrictions (the Policy).

The Issuer is a Tier 2 Issuer as described in Policy 2.1 - Minimum Listing Requirements.

For good and valuable consideration, the Parties agree as follows:

PART 1

ESCROW

1.1

Appointment of Escrow Agent

Petrovic hereby ppoints the Escrow Agent to act as escrow agent under this Agreement, and the Escrow Agent accepts the appointment.

1.2

Deposit of Escrow Securities in Escrow

(1)

Petrovic is depositing the securities ("escrow securities") listed opposite Petrovic's name in Schedule “A” with the Escrow Agent to be held in escrow under this Agreement.  Petrovic will immediately deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of the escrow securities which Petrovic has or which Petrovic may later receive.

(2)

If Petrovic receives any other securities (additional escrow securities):

(a)

as a dividend or other distribution on escrow securities;

(b)

on the exercise of a right of purchase, conversion or exchange attaching to escrow securities, including securities received on conversion of special warrants;

(c)

on a subdivision, or compulsory or automatic conversion or exchange of escrow securities; or

(d)

from a successor issuer in a business combination, if Part 6 of this Agreement applies,

Petrovic will deposit them in escrow with the Escrow Agent.  Petrovic will deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of those additional escrow securities.  When this Agreement refers to escrow securities, it includes additional escrow securities.

(3)

Petrovic will immediately deliver to the Escrow Agent any replacement share certificates or other evidence of additional escrow securities issued to Petrovic.

1.3

Direction to Escrow Agent

Petrovic direct the Escrow Agent to hold the escrow securities in escrow until they are released from escrow under this Agreement.

PART 2

RELEASE OF ESCROW SECURITIES

2.1

Release Provisions

The provisions of Schedule A are incorporated into and form part of this Agreement.

2.2

Additional escrow securities

If Petrovic acquires additional escrow securities in connection with the transaction to which this agreement relates, those securities will be added to the securities already in escrow, to increase the number of remaining escrow securities.  After that, all of the escrow securities will be released in accordance with the applicable release schedule.

2.3

Delivery of Share Certificates for Escrow Securities

The Escrow Agent will send to Petrovic the share certificates representing escrow securities in the possession of the Escrow Agent released from escrow as soon as reasonably practicable after the release.

2.4

Replacement Certificates

If, on the date Petrovic’s escrow securities are to be released, the Escrow Agent holds a share certificate or other evidence representing more escrow securities than are to be released, the Escrow Agent will deliver the share certificate or other evidence to the Escrow Agent's transfer agent and request replacement share certificates or other evidence.  The Escrow Agent will cause replacement share certificates or other evidence to be prepared and delivered to the Escrow Agent.  After the Escrow Agent receives the replacement share certificates or other evidence, the Escrow Agent will send to Petrovic the replacement share certificate or other evidence of the escrow securities released.  The Escrow Agent will act as soon as reasonably practicable.

PART 3

DEALING WITH ESCROW SECURITIES

3.1

Restriction on Transfer, etc.

Unless it is expressly permitted in this Agreement, Petrovic will not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with Petrovic escrow securities or any related share certificates or other evidence of the escrow securities.

3.2

Pledge, Mortgage or Charge as Collateral for a Loan

Subject to Escrow Agent consent, Petrovic may pledge, mortgage or charge Petrovic escrow securities to a financial institution as collateral for a loan, provided that no escrow securities or any share certificates or other evidence of escrow securities will be transferred or delivered by the Escrow Agent to the financial institution for this purpose. The loan agreement must provide that the escrow securities will remain in escrow if the lender realizes on the escrow securities to satisfy the loan.

3.3

Voting of Escrow Securities

Although Petrovic may exercise voting rights attached to Petrovic's escrow securities, Petrovic may not, while Petrovic's securities are held in escrow, exercise voting rights attached to any securities (whether in escrow or not) in support of one or more arrangements that would result in the repayment of capital being made on the escrow securities prior to a winding up of the Issuer.

3.4

Dividends on Escrow Securities

Petrovic may receive a dividend or other distribution on Petrovic's escrow securities, and elect the manner of payment from the standard options offered by the Issuer.  If the Escrow Agent receives a dividend or other distribution on Petrovic's escrow securities, other than additional escrow securities, the Escrow Agent will pay the dividend or other distribution to Petrovic on receipt.

PART 4

BUSINESS COMBINATIONS

4.1

Business Combinations

This Part applies to the following (each a "business combination"):

(a)

a formal take-over bid for all outstanding securities of the Issuer or which, if successful, would result in a change of control of the Issuer;

(b)

a formal issuer bid for all outstanding equity securities of the Issuer;

(c)

a statutory arrangement;

(d)

an amalgamation;

(e)

a merger;

(f)

a reorganization that has an effect similar to an amalgamation or merger.

4.2

Delivery to Escrow Agent

(1)

Petrovic may tender Petrovic's escrow securities to a person or company in a business combination which involves the purchase or other acquisition of Petrovic's escrow securities.  At least five business days prior to the date the escrow securities must be tendered under the business combination, Petrovic must deliver to the Escrow Agent:

(a)

a written direction signed by Petrovic that directs the Escrow Agent to deliver to the depositary under the business combination any share certificates or other evidence of the escrow securities and a completed and executed cover letter or similar document and, where required, transfer power of attorney completed and executed for transfer in accordance with the requirements of the Issuer’s depository, and any other documentation specified or provided by Petrovic and required to be delivered to the depositary under the business combination; and

(b)

any other information concerning the business combination as the Escrow Agent may reasonably require.

4.3

Delivery to Depositary

(1)

As soon as reasonably practicable, and in any event no later than three business days after the Escrow Agent receives the documents and information required under section 4.2, the Escrow Agent will deliver to the depositary, in accordance with the direction, any share certificates or other evidence of the escrow securities, and a letter addressed to the depositary that

(a)

identifies the escrow securities that are being tendered;

(b)

states that the escrow securities are held in escrow;

(c)

states that the escrow securities are delivered only for the purposes of the business combination and that they will be released from escrow only after the Escrow Agent receives the information described in section 4.4;

(d)

if any share certificates or other evidence of the escrow securities have been delivered to the depositary, requires the depositary to return to the Escrow Agent, as soon as practicable, the share certificates or other evidence of escrow securities that are not released from escrow into the business combination; and

(e)

where applicable, requires the depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, share certificates or other evidence of additional escrow securities that Petrovic acquire under the business combination.

4.4

Release of Escrow Securities to Depositary

(1)

The Escrow Agent will release from escrow the tendered escrow securities provided that:

(a)

Petrovic make application to release the tendered securities on a date at least 10 business days and not more than 30 business days prior to the date of the proposed release date; and

(b)

the Escrow Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the business combination, by that other person or company, that

(i)

the terms and conditions of the business combination have been met or waived; and

(ii)

the escrow securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the business combination.

PART 5

RESIGNATION OF ESCROW AGENT

5.1

Resignation of Escrow Agent

(1)

If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to Petrovic.

(2)

If the Escrow Agent resigns, the Escrow Agent will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation date by appointment of the escrow agent's transfer agent, and such appointment will be binding on the Issuer and Petrovic.

(3)

On any new appointment under this section, the successor escrow agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed.  The Escrow Agent will transfer, deliver and pay over to the successor escrow agent all securities, records or other property on deposit with the Escrow Agent in relation to this Agreement and the Escrow Agent will thereupon be discharged as escrow agent.

PART 6

NOTICES

6.1

Notice to Escrow Agent

Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to its address first set forth above.

6.2

Deliveries to Petrovic

Documents will be considered to have been delivered to Petrovic on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Issuer’s share register.

Any share certificates or other evidence of Petrovic’s escrow securities will be sent to Petrovic’s address on the Issuer’s share register unless Petrovic has advised the Escrow Agent in writing otherwise at least ten business days before the escrow securities are released from escrow.

6.3

Change of Address

(1)

The Escrow Agent may change its address for delivery by delivering notice of the change of address to the Issuer and to Petrovic.

(2)

Petrovic may change Petrovic’s address for delivery by delivering notice of the change of address to the Escrow Agent.

6.4

Postal Interruption

A party to this Agreement will not mail a Document if the party is aware of an actual or impending disruption of postal service.

PART 7

GENERAL

7.1

Interpretation – “holding securities”

Unless the context otherwise requires, all capitalized terms that are not otherwise defined in this Agreement, shall have the meanings as defined in Exchange Policy 1.1 - Interpretation or in Policy 5.4 - Escrow, Vendor Consideration and Resale Restrictions.

When this Agreement refers to securities that Petrovic “holds”, it means that Petrovic has direct or indirect beneficial ownership of or control or direction over the securities.

7.2

Termination, Amendment, and Waiver of Agreement

(1)

This Agreement shall only terminate:

(a)

as specifically provided in this Agreement;

(b)

upon the agreement of all Parties; or

(c)

when the Securities of Petrovic have been released from escrow pursuant to this Agreement.

(2)

An agreement to terminate this Agreement pursuant to section 7.3(1)(a)(ii) shall not be effective unless and until the agreement to terminate is evidenced by a memorandum in writing signed by all Parties.

(3)

No amendment or waiver of this Agreement or any part of this Agreement shall be effective unless the amendment or waiver is evidenced by a memorandum in writing signed by all Parties.

(4)

No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether similar or not), nor shall any waiver constitute a continuing waiver, unless expressly provided.

7.3

Severance of Illegal Provision

Any provision or part of a provision of this Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability, and the rest of the Agreement and all other provisions and parts thereof shall remain in full force and effect and be binding upon the parties hereto as though the said illegal and/or unenforceable provision or part thereof had never been included in this Agreement.

7.4

Further Assurances

The Parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the Parties to this agreement which are necessary to carry out the intent of this Agreement.

7.5

Time

Time is of the essence of this Agreement.

7.6

Additional Escrow Requirements

The Exchange may impose escrow terms or conditions in addition to those set out in this Agreement, in which event Petrovic will be bound by the escrow terms or conditions so imposed.

7.7

Governing Laws

The laws of British Columbia and the applicable laws of Canada will govern this Agreement.

7.8

Counterparts

The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

7.9

Singular and Plural

Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

7.10

Language

This Agreement has been drawn up in the English language at the request of all parties.

7.11

Benefit and Binding Effect

This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a Party to this Agreement.

7.12

Entire Agreement

This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements except the Purchase Agreement of even date herewith made between the Escrow Agent and Petrovic.

The Parties have executed and delivered this Agreement as of the date set out above.

ACCELRATE POWER SYSTEMS INC.

Per:

“Reimar Koch”

_______________________________________

Authorized signatory

Signed, sealed and delivered by VLADMIR

)

PETROVIC in the presence of:

)

)

_______________________________________)

Name

)

)

“Vladimir Petrovic”

_______________________________________)

________________________

Address

)

VLADMIR PETROVIC

)

_______________________________________)

)

_______________________________________)

Occupation

)

Schedule “A” to Escrow Agreement

Class and Type of Petrovic Escrow Securities	Number	Certificate(s) (if applicable)
Accelrate Power Systems Inc. Common Shares	3,000,000	Not Yet Issued

RELEASE OF SECURITIES

Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
Closing Date	1/6	500,000
6 months following Closing	1/6	500,000
12 months following Closing	1/6	500,000
18 months following Closing	1/6	500,000
24 months following Closing	1/6	500,000
30 months following Closing	1/6	500,000
TOTAL	100%	3,000,000

*"Closing Date" is defined in the Purchase Agreement.